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                                  EXHIBIT 10.37

                                 SIXTH AMENDMENT
                                       OF
                         USG CORPORATION RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)

      WHEREAS, USG Corporation Retirement Plan (the "plan") is maintained by USG Corporation (the "company"), which plan was amended and restated on December 29, 1999, effective as of January 1, 1999; and

      WHEREAS, it now is deemed desirable and in the best interests of the employers under the plan and their employees to further amend the plan;

      NOW, THEREFORE, pursuant to the amending power reserved to the company under subsection 14.1 of the plan, the plan is further amended by substituting the following for paragraph A-2(i) of Exhibit A to the Plan, effective January 1, 2006:

            "(i) from January 1, 1992 through December 31, 2005, 8 percent per annum or such higher or lower rate equal to the nearest whole percentage point below the average rate then available for 90-day U.S. Government Treasury Bills, as may be specified for a designated period by the committee at its discretion by writing filed with the plan's actuary; and

            (j) after December 31, 2005, 120 percent of the Federal mid-term rate (as in effect for the first month of a plan year). Notwithstanding the foregoing, for lump sum payments made after December 31, 2005 pursuant to the first sentence of subsection 5.5 or the first sentence of subsection 6.3, the plan interest rate for the period January 1, 1992 through December 31, 2005 shall not be less than 120 percent of the Federal mid-term rate (as in effect for the first month of the applicable calendar year). The lump sum rate for calculating the lump sum actuarially equivalent value of a participant's benefits under the plan continues to be the rate set forth in Paragraph A-4 below."

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      IN WITNESS WHEREOF, the company has caused these presents to be signed by its officer thereunto duly authorized this 19th day of January, 2006.

                                          USG CORPORATION

                                          By: /s/ Peter K. Maitland
                                              ----------------------------------
                                              Vice President, Compensation
                                              Benefits And Administration

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